Exhibit 10.12

AMENDMENT NO. 4 TO

TRANSACTIONS TERMS LETTER

This AMENDMENT NO. 4 TO TRANSACTIONS TERMS LETTER (the “Amendment”) is made and entered into as of November 1, 2011 by and between Bank of America, N.A. (“Buyer”) and Home Loan Center, Inc. (“Seller”). This Amendment amends that certain Transactions Terms Letter by and between Buyer and Seller dated as of June 30, 2010 (the “Transactions Terms Letter”), which supplements that certain Master Repurchase Agreement by and between Buyer and Seller dated as of May 1, 2009 (as may be amended from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Transactions Terms Letter and Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility.  Buyer and Seller hereby agree that the Transactions Terms Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.                                       Expiration Date.  Buyer and Seller agree that the Expiration Date set forth within the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“Expiration Date:

The earlier of (i) the Closing Date, as defined in Section 4.1 of that certain Asset Purchase Agreement by and among Tree.com, Inc, Home Loan Center, Inc., LendingTree, LLC and HLC Escrow, Inc. and Discover Bank, dated May 12, 2011, or (ii) January 30, 2012 (the “Extension”), at which time the Agreement will expire. Notwithstanding anything to the contrary in the Agreement, following the expiration date of such Extension, all indebtedness due Buyer under the Principal Agreements shall be immediately due and payable without notice to Seller and without presentment, demand, protest, notice of protest or dishonor, all of which are hereby expressly waived by Seller.”

2.                                       Minimum Over/Under Account Balance.  Buyer and Seller agree that the Minimum Over/Under Account Balance set forth within the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“Minimum Over/Under
Account Balance:	$2,250,000.

Seller to be entitled to interest on a monthly basis thereon at an annual rate of LIBOR plus the Type A Margin over 30 day LIBOR spread on the positive monthly average Over/Under Balance for the portion that is equal to or less than 20% of the average monthly outstanding Transactions for such month and; Seller to be entitled to interest on a monthly basis at an annual rate of LIBOR minus twenty-five (25) basis points (0.25%) on the remaining portion of the positive monthly average Over/Under Balance that is greater than 20% but less than or equal to 75% of the average monthly outstanding Transactions for such month.  For the purpose of this calculation, average outstanding

Transactions shall include EPP Loans under Seller’s EPP Addendum with Buyer.  “LIBOR” shall mean the greater of (i) the daily rate per annum for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market or (ii) 2%, as applicable.”

3.                                       Financial Covenants.  Buyer and Seller agree that the Financial Covenants set forth within the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“Financial Covenants:

(a) Minimum Tangible Net Worth (calculated per HUD guidelines): $25,000,000.

(b)                                 Minimum Liquidity: Seller to maintain unrestricted cash or unrestricted Cash Equivalents in a minimum amount equal to 40% of Seller’s Tangible Net Worth, inclusive of the Over/Under Account Balance and Available Warehouse Capacity. By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation. “Available Warehouse Capacity” shall mean, the sum of (i) unused capacity under existing warehouse and repurchase facilities between Seller and Buyer or any of its Affiliates and (ii) unused capacity under existing committed warehouse and repurchase facilities between Seller and any Person (other than Buyer or any of its Affiliates), where Seller has, in each case, unencumbered collateral that can be pledged in transactions thereunder.

(c) Seller to maintain a minimum of $10,000,000 in unrestricted cash at all times, inclusive of the Over/Under Account Balance.

(d)                                 Maximum ratio of Total Liabilities and Warehouse Credit (Warehouse Credit is inclusive of outstandings on warehouse lines, repurchase facilities or other off balance sheet financing) to Tangible Net Worth: 8:1. (excluding the Early Purchase Program with Buyer)

(e) Net Income: Seller shall show positive pre-tax net income, on a quarterly basis.

(f) Seller shall not add additional mortgage financing facilities (including warehouse, repurchase, purchase or off-balance sheet facilities) without prior written notification to Buyer.

(g)                                 Payment of Dividends: Seller may not, without the prior written consent of Buyer, (a) declare or pay dividends upon its shares of stock now or hereafter outstanding, including dividends payable in the capital stock of Seller, or make any distribution of assets to its shareholders, whether in cash, property or securities, or (b) acquire, purchase, redeem or retire shares of its capital stock now or hereafter outstanding for value.

”

4.                                       Schedule 1.  Buyer and Seller agree that SCHEDULE 1 of the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“

	Type Sublimit	Margin over 30 day LIBOR (B)	Type Purchase Price Percentage (A)	Maximum Dwell Time	Transaction Requirements

Type A: Conventional Conforming Mortgage Loans (Agency eligible 1st mortgages with Full/Alt doc types only)	100%	2.25	96.00	30 days	None

Type B: Government Mortgage Loans (1st mortgages only)	100%	2.25	96.00	30 days	None

Type B-1: Bond Loans (1st mortgages only)	20%	2.25	96.00	45 days	None

Type C: Jumbo Mortgage Loans (1st mortgages only, maximum loan amounts to $1,000,000)	10%	2.25	95.00	30 days	Rate Lock and CLUES or Prior Approval

Noncompliant Mortgage Loans	7%	2.00 over the initial margin	See schedule 2	Additional 45 days

Wet Mortgage Loans	40%, increasing to 60% for the first and last five (5) business days of each month	Noncompliant or default spreads, if applicable, over the initial Type Margin over 30 day LIBOR	The initial Type Purchase Price Percentage. If Transaction exceeds the Wet Mortgage Loans Maximum Dwell Time, see Schedule 3	5 business days

(A)

The Purchase Price shall be calculated and equal to multiplying the unpaid principal balance times the lesser of (i) the Type Purchase Price Percentage times the lesser of par, takeout price or current market price or; (ii) 98% of the takeout price or current market price or fair market value. Seller will have the ability to reduce the Type Purchase Price Percentage to no less than 10% once per month, not to be applied retroactively

(B)

For the purpose of calculating the Margin over 30 day LIBOR, “LIBOR” shall mean the greater of (i) the daily rate per annum for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market or (ii) 2%, as applicable.

•                 All Transactions are to the closing table.

•                 Delegated underwriting status does not satisfy the Transaction Requirements contained herein.

•                 Transaction Requirement Definitions and Doc Type Definitions are set forth on Buyer’s website.

•                 All loan amounts, FICO scores, LTV/CLTV, and document types shall meet Correspondent Lending guidelines.

Loan amounts greater than One Million Dollars ($1,000,000):

Loans with unpaid principal balances greater than One Million Dollars ($1,000,000) may be eligible subject to Buyer’s review and approval in its sole discretion.

•                 The following items must be received at least two (2) business days prior to the Transaction request date.

(a)          copy of the 1003

(b)         copy of the 1008

(c)          copies of all appraisals

(d)         investor prior approval with all prior to close conditions cleared

(e)          copy of takeout commitment

(f)            copy of the borrower’s credit report(s)

”

5.                                       No Other Amendments; Conflicts with Previous Amendments.  Other than as expressly modified and amended herein, the Transactions Terms Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Transactions Terms Letter and Agreement. To the extent any amendments to the Transactions Terms Letter contained herein conflict with any previous amendments to the Transactions Terms Letter, the amendments contained herein shall control.

6.                                       Capitalized Terms.  Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

7.                                       Facsimiles.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.  Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within thirty (30) days after the date hereof.

BANK OF AMERICA, N.A.	HOME LOAN CENTER, INC.

By:	By:

Name:	Name:

Title:	Title: